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                                                                    EXHIBIT 23.2

                                INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this registration statement for Safeskin Corporation on Form S-8 for 1,000,000 shares of common stock for the Safeskin Corporation Stock Purchase Plan of our report dated February 17, 1997, appearing in the Annual Report on Form 10-K of Safeskin Corporation for the year ended December 31, 1998.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
September 30, 1999